EXHIBIT 10.38

Gary Burnison

2731 Appalachian Court

Westlake Village, CA 91362

RE: Notice of Renewal of Employment Agreement

Dear Gary,

It is my pleasure to notify you that the Korn/Ferry International (the “Company”) has elected to renew the Employment Agreement between you and the Company dated October 1, 2003 (the “Agreement”) for an additional one year term as permitted by Section 2 of the Agreement, such additional year to commence on May 1, 2007 and conclude on April 30, 2008.

Sincerely,

/s/ Kenneth Whipple

Kenneth Whipple

Chair, Compensation Committee

1